UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 8, 2011

COOPER TIRE & RUBBER COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-04329	344297750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lima Avenue, Findlay, Ohio	45840
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(419) 423-1321

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2011, the Board or Directors of Cooper Tire & Rubber Company (the "Company") elected Cynthia A. Niekamp as a new director, effective immediately for an initial term ending at the Company’s 2012 Annual Meeting of Stockholders. Ms. Niekamp will serve on the Company's Audit Committee.  Ms. Niekamp is currently the Senior Vice President, Automotive OEM Coatings of PPG Industries, Inc. (“PPG”).  In 2010, the Company purchased approximately $90,000 of products and services from PPG.  Through September 2011, the Company has purchased approximately $540,000 of products and services from PPG.  Such purchases were made in the ordinary course of each company’s business.  As a non-employee director, Ms. Niekamp will receive compensation in the same manner as the Company’s other non-employee directors, which compensation the Company previously disclosed in Exhibit 10(iii) to its Form 10-Q filed with the Securities and Exchange Commission (the “ SEC ”) on October 31, 2011.  A copy of the press release announcing this election is attached hereto as Exhibit 99.1.

     On December 13, 2011, the Company also entered into an Indemnification Agreement (the “Indemnification Agreement”) with Ms. Niekamp (the “Indemnitee”). The Indemnification Agreement is substantially the same as the indemnification agreements into which the Company entered on December 18, 2006 with certain of its directors and executive officers. The Company previously reported its entry into indemnification agreements with certain of its directors and executive officers on a Current Report on Form 8-K filed with the SEC on December 20, 2006 (the “December 2006 8-K”).

     Generally, the Indemnification Agreement provides that the Company will indemnify the Indemnitee to the fullest extent permitted or required by Delaware law. The Indemnitee is not entitled to indemnification for any claim initiated by the Indemnitee against the Company or any Company director or officer unless the Company has joined in or consented to such claim. The Company will advance certain expenses to the Indemnitee prior to the final disposition of certain claims against the Indemnitee only if the Indemnitee executes and delivers to the Company an undertaking to repay any advanced amounts if she is ultimately determined to be not entitled to indemnification under the Indemnification Agreement. In certain situations, the Indemnitee will be required to meet certain statutory standards of conduct in order to be indemnified by the Company under the Indemnification Agreement. Pursuant to the Indemnification Agreement, the Company has agreed to refrain from amending its Restated Certificate of Incorporation or Bylaws to diminish the Indemnitee’s rights to indemnification provided by the Indemnification Agreement or other indemnity provisions. The Company has also agreed to use commercially reasonable efforts to maintain a minimum level of directors’ and officers’ liability insurance coverage for the directors and officers of the Company.

     The summary of the Indemnification Agreement described above is qualified in its entirety by reference to the form Indemnification Agreement for Directors and Officers filed by the Company as Exhibit 10.5 to the December 2006 8-K, which form Indemnification Agreement for Directors and Officers is incorporated herein by reference.

Item 8.01. Other Events.

     On December 8, 2011 the Company announced that an agreement had  been reached for the Company, through a new wholly-owned subsidiary, to acquire the assets of an existing tire plant in Krusevac, Serbia.  The transaction is expected to close during the first quarter of 2012 and is subject to regulatory approvals, confirmatory due diligence and other conditions.

A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY

By:	/s/ Jack Jay McCracken
Name: Jack Jay McCracken
Title: Assistant Secretary

Date:  December 13, 2011

Exhibit Index

Exhibit
Number	Exhibit Description

99.1	Press Release, dated December 13, 2011

99.2	Press Release, dated December 8, 2011